EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of CG Oncology, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated:  February 14, 2025

Decheng Capital Global Life Sciences Fund IV, L.P.

By:

Decheng Capital Management IV (Cayman), LLC

Its:

 General Partner

By:

/s/ Xiangmin Cui

Name:  Xiangmin Cui

Title:  Manager

Decheng Capital Management IV (Cayman), LLC

By:

/s/ Xiangmin Cui

Name:  Xiangmin Cui

Title:  Manager

Decheng Capital Global Healthcare Fund (Master), LP

By:

Decheng Capital Global Healthcare GP, LLC

Its:

 General Partner

By:

Decheng Capital LLC

Its:

Manager

By:

/s/ Xiangmin Cui

Name:  Xiangmin Cui

Title:  Manager

Decheng Capital Global Healthcare GP, LLC

By:

Decheng Capital LLC

Its:

Manager

By:

/s/ Xiangmin Cui

Name:  Xiangmin Cui

Title:  Manager

Xiangmin Cui

/s/ Xiangmin Cui